SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 17, 2006

WASHINGTON MUTUAL, INC.
(Exact name of Registrant as specified in its charter)

Washington	1-14667	91-1653725
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 THIRD AVENUE, WMT 1601
SEATTLE, WASHINGTON 98101
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (206) 461-2000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement.

            On January 17, 2006, the Human Resources Committee of the Board of Directors (the “Committee”) of Washington Mutual, Inc. (the “Company”) approved a number of compensation related items, including the establishment of target bonus amounts and the performance criteria applicable to the Company’s 2006 Leadership Bonus Plan (the “2006 Bonus Plan”) for cash bonuses that certain Company employees, including its executive officers, are eligible to earn for 2006.  Under the 2006 Bonus Plan, target bonuses for executive officers are set as a target amount, which can range up to 350% of salary.  Actual bonuses payable to executive officers under the 2006 Bonus Plan will be based on the Company’s achievement of established 2006 performance goals as follows:  40% of the target bonus depends upon the Company’s 2006 earnings-per-share relative to three sets of target goals that vary based upon alternative interest rate scenarios; 45% of the target bonus depends upon the Company’s 2006 non-interest expense relative to a target goal; and 15% of the target bonus depends upon the Company’s customer service performance.  Actual amounts payable under the 2006 Bonus Plan can range from 50% to 150% of the target amount, based upon the extent to which performance under each of the foregoing criteria meets, exceeds, or is below target.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 23, 2006		WASHINGTON MUTUAL, INC.
	By:	/s/ Fay L. Chapman Fay L. Chapman Senior Executive Vice President